UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K
____________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 4, 2005 (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

307 West Tasman Drive
San Jose, California 95134
(Address of principal executive offices)

Telephone: (408) 435-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02. Results of Operations and Financial Condition

On February 9, 2005, WebEx Communications, Inc. (“WebEx”) issued a press release announcing its financial results for its fourth quarter and fiscal year ended December 31, 2004.   The full text of WebEx's press release is furnished herewith as Exhibit 99.1.

The information in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 4, 2005, the WebEx Board of Directors approved the appointment of Dean MacIntosh as the Company’s Vice President and Principal Accounting Officer.

Prior to her appointment, Ms. MacIntosh served as Vice President of Finance of WebEx from February 2001 to February 2005. From August 1995 through February 2001, Ms. MacIntosh held several finance-related positions with Lumisys Incorporated, a publicly-held medical imaging manufacturer that was acquired by Eastman Kodak Company (“Kodak”) in December 2000. Ms. MacIntosh served as Lumisys’s controller from August 1995 through February 1997, as its vice president of finance from February 1997 through August 1998, and as its chief financial officer from August 1998 through completion of the acquisition by Kodak in December 2000. Following the acquisition and until February 2001, Ms. MacIntosh assisted with the transition of Lumisys finance-related activities to the Kodak finance organization. Ms. MacIntosh, who is 46 years old, holds a B.A. from the University of California at Los Angeles and an M.B.A. from San Francisco State University.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
99.1	Press Release dated February 9, 2005 announcing financial results for the fourth quarter and fiscal year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBEX COMMUNICATIONS, INC.

Date: February 9, 2005	By:	/s/ Subrah S. Iyar
Subrah S. Iyar
Title : Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 9, 2005 announcing financial results for the fourth quarter and fiscal year ended December 31, 2004.